UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-50584
Date of Report: October 28, 2008

LEISURE DIRECT, INC.
 (Exact name of registrant as specified in its charter)

Nevada	98-0335555
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

1070 Commerce Drive, Building II, Suite 303, Perrysburg, OH 43551
 (Address of principal executive offices) (Zip Code)

(419) 873-1111
 (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation

On October 9, 2008, the Secretary of State of the State of Nevada approved a Certificate of Amendment to the Articles of Incorporation establishing a new name for the corporation to reflect its new strategic direction towards providing financial services and focusing on acquisitions without regard to any specific industry.  The change of the Company’s name to “LD Holdings, Inc.,” is intended to convey more clearly a sense of the Company’s business.  The Amendment also includes an increase in the aggregate number of Common Stock Shares and Preferred Shares which will allow the Company more financial options in the start-up and/or acquisitions of new companies.

In connection with the change in the Company’s name, effective October 27, 2008, NASDAQ has changed the symbol under which the Company’s common stock will be traded to LDHL.

The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment attached as Exhibit 20 of this Form 8-K and incorporated herein by reference.

The aggregate number of shares which the Corporation shall have the authority to issue is 900,000,000 shares of Common Stock, $.001 par value, designated as "Common Stock," and 90,000,000 shares of Preferred Stock, $.001 par value, designated as "Preferred Stock." The Board of Directors is authorized, subject to limitations prescribed by law and the provisions hereof, to provide for the issuance from time to time of Preferred Stock in one or more series, and by filing a certificate pursuant to §78.1955 of the Nevada General Corporation Law, as amended and supplemented from time to time, to establish the number of shares to be included in each such series, and fix the voting powers, designations, preferences, limitations, restrictions, relative rights, and distinguishing designation of the shares of each such series not fixed hereby.  The aforesaid authorization of the Board shall include, but not be limited to, the power to provide for the issuance of shares of any series of Preferred Stock convertible, at the option of the holder or of the Corporation or both, into shares of any other class or classes or of any series of the same or any other class or classes.

Item 8.01 Other Events

Through its wholly-owned subsidiary, LD Financial, Inc., the company has started providing consulting services to corporate clients through its Business Services Division.  This Division of LD Financial will initially target a tri-state area consisting of Ohio, Indiana and Michigan and has started generating revenue.   Plans are to establish additional regional offices in the first half of 2009.

LD Financials’ Business Services Division’s initial marketing efforts will focus on businesses that are in need of additional sales in this period of economic stress.  Many of these programs are designed with a small monthly retainer and results-based compensation that is based on the incremental increase in sales achieved for the client.  Additional consulting services include: business partnering or company sale, corporate financing and executive search, as well as general consulting services in terms of strategic corporate planning.

Another wholly-owned unit, has been launched with experienced management personnel and will source acquire and manage companies that operate in an underserved segment of the small business market.  This segment is companies with sales between $2-20 million.  It is LD Holdings goal to acquire 40-50 of these companies with an average $10 million in sales, over the next 5-7 years.  These companies should be rampable and scaleable to drive organic growth after acquisition.

As outlined more specifically on its website at www.ldholdings.com, the acquisition and operational strategy that is explained there is currently being implemented under the five-step process outlined.  The affiliated site of www.nanocapnation.com has been launched and is currently functioning to attract individual and small institutional investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leisure Direct, Inc.

Dated: October 28, 2008	By:	/s/ John Ayling
John Ayling, President